Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-182401 on Form S-3 of our report dated March 28, 2014, relating to the consolidated financial statements and financial statement schedules of Hines Real Estate Investment Trust, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of Hines Real Estate Investment Trust, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Houston, Texas
March 28, 2014